SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   January 9, 2004



                            ELIZABETH ARDEN, INC.
          (Exact name of registrant as specified in its charter)



            Florida                  1-6370               59-0914138
 (State or other jurisdiction     (Commission           (IRS Employer
        of incorporation)         File Number)        Identification No.)



   14100 N.W. 60th Avenue, Miami Lakes, Florida            33014
     (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:   (305) 818-8000




        _____________________________________________________________
        (Former name or former address, if changed since last report)


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

               99.1 Press Release dated January 9, 2004 related to the cash tender for its 11 3/4% Senior Secured Notes Due 2011.

               99.2 Press Release dated January 9, 2004 related to the pricing of a private placement of 7 3/4% Senior Subordinated Notes Due 2014.


Item 9.   Regulation FD Disclosure.

     On January 9, 2004, Elizabeth Arden, Inc. (the "Company") announced that it had received tenders from holders representing over 85% of the outstanding principal amount of its 11 3/4% Senior Secured Notes Due 2011 (the "11 3/4% Notes") and consents to eliminate substantially all of the restrictive covenants and related events of default and to release all of the collateral securing the 11 3/4% Notes pursuant to its Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal which was delivered to the holders of the 11 3/4 % Notes on December 24, 2003.

     Following receipt of the requisite principal amount of 11 3/4% Notes, the Company executed a supplemental indenture (the "Supplemental Indenture") with HSBC Bank USA, as trustee under the indenture governing the 11 3/4% Notes, that will give effect to the elimination of the covenants and related events of default and release all of the collateral securing the 11 3/4% Notes. The effectiveness of the Supplemental Indenture is conditioned on the payment of the tender offer price to the holders of the 11 3/4% Notes that tendered by the January 7, 2004 consent date (the "Consent Date").

     The total consideration for each $1,000 principal amount of 11 3/4%
Notes validly tendered and consenting on or prior to 12:00 midnight, New York City time, on the Consent Date was $1,200, which includes $20 as a payment for consenting to the proposed amendments set forth in the Supplemental Indenture. The Company also announced that it will pay the additional $20 per $1,000 principal amount of 11 3/4% Notes to any holders that tender by 5 p.m., New York City time, on Monday, January 12, 2004.

     Also on January 9, 2004, the Company announced that it priced $225 million aggregate principal amount of 7 3/4% Senior Subordinated Notes Due 2014 (the "7 3/4% Notes"). The Company intends to use the net proceeds from the sale of the 7 3/4% Notes to purchase any and all 11 3/4% Notes that are tendered pursuant to its cash tender offer announced on December 24, 2003, as well as approximately $95 million aggregate principal amount of 10 3/8% Senior Notes Due 2007 that the Company will redeem.

     A copy of each press release is attached to this Form 8-K as Exhibit 99.1 and Exhibit 99.2.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELIZABETH ARDEN, INC.


Date:  January 9, 2004                     /s/ Stephen J. Smith
       ---------------                     --------------------
                                           Stephen J. Smith
                                           Executive Vice President and
                                           Chief Financial Officer



                                EXHIBIT INDEX


Exhibit Number                          Description
--------------     ---------------------------------------------------------
     99.1          Press Release dated January 9. 2004.

     99.2          Press Release dated January 9, 2004.